SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 25, 2015

NATURAL RESOURCE PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-31465	35-2164875
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Jefferson, Suite 3600 Houston, Texas	77002
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 751-7507

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2015, the Board of Directors of GP Natural Resource Partners LLC (“GP Natural Resource Partners”), the general partner of the general partner of Natural Resource Partners L.P. (“NRP”), elected Christopher Zolas as Chief Accounting Officer of GP Natural Resource Partners effective March 9, 2015. Also effective on such date, Kenneth Hudson, the current Controller and principal accounting officer of GP Natural Resource Partners, will continue to serve NRP as Controller—Coal of GP Natural Resource Partners. There is no arrangement or understanding between Mr. Zolas and any other person pursuant to which he was appointed the position at NRP. Mr. Zolas does not have any family relationships with any director or executive officer of NRP or any person nominated or chosen to become a director or executive officer of NRP.

Christopher J. Zolas, 40, will join GP Natural Resource Partners LLC as Chief Accounting Officer on March 9, 2015. Mr. Zolas has served as Director of Financial Reporting at Cheniere Energy, Inc., a publicly traded energy company, where he performed financial statement preparation and analysis, technical accounting and SEC reporting for five separate SEC registrants, including a master limited partnership. Mr. Zolas joined Cheniere Energy, Inc. in 2007 as Manager of SEC Reporting and Technical Accounting and was promoted to Director in 2009. Prior to joining Cheniere Energy, Inc., Mr. Zolas worked in public accounting with KPMG LLP from 2002 to 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natural Resource Partners L.P.

By:	NRP (GP) LP,
its general partner

By:	GP Natural Resource Partners LLC,
its general partner

By:	/s/ Kathryn S. Wilson
	Name:	Kathryn S. Wilson
	Title:	Vice President and General Counsel

February 27, 2015

2